UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2011
Commission File Number: 0-07914
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Compensatory Arrangements.

Election of Director. On January 4, 2011, the Board of Directors authorized the Company to increase the Board of Directors to four members in accordance with the Bylaws. Immediately thereafter, the Board voted to offer the new vacancy to a prospective candidate, subject to his acceptance.  With that acceptance, on January 6, 2011, Andrew P. Calerich was elected to fill the existing vacancy on the Board of Directors.

The following is a summary of Mr. Calerich’s business experience:

Andrew P. Calerich (46) Mr. Calerich has over 20 years of public company oil and gas finance experience in a variety of capacities for various companies. Currently, Mr. Calerich is taking time off from full time employment.  From July 2003 to December 2010, he served in various positions at American Oil & Gas Inc., including CFO, President and as a Director.  From 1997 to 2003, Mr. Calerich served as Vice President and Chief Financial Officer for PYR Energy Corporation, which at the time was a public oil and gas company.  From 1993 to 1997, he was a business consultant specializing in accounting and finance for public and private oil and gas producers in Denver.  From 1990 to 1993, Mr. Calerich was employed as corporate Controller at Tipperary Corporation, which at the time was a public oil and gas company.  Mr. Calerich began his professional career in public accounting with Arthur Andersen & Co. in Denver. Mr. Calerich holds an inactive Certified Public Accountant license and earned B.S. degrees in both Accounting and Business Administration at Regis College, in Denver.  There are no family relationships between Mr. Calerich and any of the other members of the Board of Directors or the Company’s officers.

The committee or committees of the Board of Directors to which Mr. Calerich will be named is not currently known but will be determined at a future date once Mr. Calerich has participated in Board meetings, has the opportunity to obtain a better understanding of the Company and its business and financial affairs and it is determined how Mr. Calerich’s experience can best be utilized by the Company.

Director Compensation. On January 4, 2011 the Board of Directors approved and authorized compensation to Mr. Calerich consisting of comparable compensation to that received by other independent directors for service in the final quarter of the Company’s 2011 fiscal year, ending March 31, 2011.  Accordingly, Mr. Calerich will receive $4,000 cash in addition to meeting fees for meetings attended during the period ending March 31, 2011.  In addition Mr. Calerich will receive $9,000 of restricted common stock subject to a vesting period similar to other directors.  For purposes of determining the amount of restricted shares received by Mr. Calerich, the share price shall be equal to the average of the closing price for the last 10 trading days of the quarter ended December 31, 2010.  This price, calculated to be $1.63, was then multiplied by 10 to adjust for the effect of the recent reverse stock split.  Based on these calculations, Mr. Calerich will receive 552 post-split, restricted shares.

A copy of the press release pertaining to the appointment of Mr. Calerich as a new director of the Company is attached hereto as Exhibit 99.1.

 Item 9.01 – Exhibits.

              (d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated January 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EARTHSTONE ENERGY, INC.

DateJanuary 7, 2011	By: /s/ Ray Singleton
Ray Singleton, President